EXHIBIT 21.1

Name of Subsidiary	Jurisdiction of Incorporation or Organization
IntercontinentalExchange, Inc.	Delaware, U.S.A.
IntercontinentalExchange Holdings	United Kingdom
ICE Futures Europe	United Kingdom
ICE Clear Europe, Ltd.	United Kingdom
ICE Futures U.S., Inc.	Delaware, U.S.A.
ICE Clear U.S., Inc.	New York, U.S.A.
Creditex Group, Inc.	Delaware, U.S.A.
Creditex Securities Corporation	Delaware, U.S.A.
Creditex Brokerage LLP	United Kingdom
ICE Clear Credit LLC	Delaware, U.S.A.
The Clearing Corporation	Delaware, U.S.A.
ICE Futures Canada, Inc	Winnipeg, Manitoba, Canada
ICE Clear Canada, Inc.	Winnipeg, Manitoba, Canada
ICE Markets, Inc.	Delaware, U.S.A.
Climate Exchange Plc	Isle of Man
European Climate Exchange Limited	Dublin, Ireland
ICE U.S. OTC Commodity Markets, LLC	Delaware, U.S.A.
ICE Endex Holding B.V.	Netherlands
ICE Swap Trade, LLC	Delaware
Singapore Mercantile Exchange Pte Ltd	Singapore
Singapore Mercantile Exchange Clearing Corporation Pte Ltd	Singapore
NYSE Euronext Holdings LLC	Delaware, U.S.A.
NYSE Group, Inc.	Delaware, U.S.A
New York Stock Exchange LLC	New York, U.S.A.
NYSE Arca, Inc.	Delaware, U.S.A
NYSE MKT LLC	Delaware, U.S.A
NYSE Euronext (International) B.V.	Netherlands
NYSE Euronext (Holding) B.V.	Netherlands
Euronext N.V.	Netherlands
Euronext Amsterdam N.V.	Netherlands
Euronext France (Holding) S.A.S.	France
Euronext Intragroup Financing and Service Center BVBA	Belgium
Euronext Paris S.A.	France
Euronext Holdings UK Limited	United Kingdom
NYSE Technologies, Inc.	Delaware, U.S.A
Euronext Brussels N.V./S.A.	Belgium
Euronext Lisbon - Sociedad Gestora de Mercados Regulamentados, S.A	Portugal
Wall and Broad Insurance Company	New York, U.S.A.
NYSE Liffe Holdings, LLC	Delaware, U.S.A
NYSE IP LLC	Delaware, U.S.A
NYSE Liffe US LLC	Delaware, U.S.A
New York Block Exchange LLC	Delaware, U.S.A
SmartPool Limited	United Kingdom
SmartPool Trading Limited	United Kingdom
NYSE Technologies Holding S.A.S.	France
Secfinex Limited	United Kingdom

NYSE Board Member, LLC	Delaware, U.S.A
NYSE Qatar LLC	Qatar
Metnext	France
Qatar Exchange	Qatar